                                                                     EXHIBIT 3.7

                                    CONTRACT

                      FOR THE TRANSFER OF LAND USE RIGHTS

              TRANSFEROR: SHANGHAI WAIGAOQIAO FREE TRADE ZONE 3UDC

              TRANSFEREE: DSG INTERNATIONAL LIMITED

                   This contract was signed on April 9, 2002.
                            Pudong, Shanghai, P.R.C.

                       Shanghai Waigaoqiao Free Trade Zone
                      Land Use Right Transference Contract

Transferor: Shanghai Waigaoqiao Free Trade Zone                        (Party A)
            3U-Development Co., Ltd.
Legal Representative: Liu Xinmin
Legal Address: 2001 Yang Gao Road (N) Pudong New Area, Shanghai

Transferee: DSG International Limited                                  (Party B)
Legal Representative:
Legal Address:

In accordance with the "Tentative Regulations of the People's Republic of China on the Grant and Transfer of Urban State-Owned Land Use Right", "Transfer With Consideration Measures on Shanghai Municipality Land Use Right" as well as "Administration Measures on Land in Shanghai Pudong New Area", with equal and friendly negotiation, Party A and Party B, formulate this contract on the transfer of land (Plot F 14-5 in the Shanghai Waigaoqiao Free Trade Zone) use right.

                     Number, space and location of the land

Article I Party A transfers to Party B using right of the land (plot  F14-5  )
                                                                     -     --
in the Shanghai Waigaoqiao Free Trade Zone. The area of the plot is  9929
                                                                    -    ----
square meters. As to the location and boundaries of the plot, see Appendix 1 (Drawing No.: 148-56,149-56 )
              -             --

                    Transfer period, fee and term of payment

Article 2 Party A transfers to Party B using right of the land specified in this contract, the transfer period will be 50 years The transfer period will be commencing from the date of issuing State-owned land use right to Party B by the land management department.

Article 3 The transfer fee shall be paid in US dollar. With mutual negotiation, Party B obtains the land (Plot F14-5) using right at the price US$95/m/2/. The land shall be for the industrial use. The total transfer fee is US$943,255. The down payment paid by Party B shall be regarded as part of the transfer fees.

Article 4 Party B shall, within 45 days from the date on which this contract comes into effect, remit 25% of the total amount of the transfer fee less the down payment of US$121,000, namely, US$114,813.75, into Party A's bank account.
                                       ----------

Party A's bank account:
Shanghai Waigaoqiao Free Trade Zone 3U Development Co., Ltd.
No:1001279909004631629
Bank: 022799---Industrial and Commercial Bank of China Shanghai Waigaoqiao Free
               Trade Zone Branch

Within 60 days of the first term payment, Party B shall pay 25% of the total land transfer fees amounting to US$235,813.75

Within 60 days of the second term payment, Party B shall pay 25% of the total land transfer fees amounting to US$235,813.75

Within 60 days of the third term payment, Party B shall pay 25% of the total land transfer fees amounting to US$235,813.75

If any of the above term payments is overdue by more than 45 days, Party A is entitled to terminate the Contract unilaterally and Party B bears a breach responsibility on this Contract.

Article 5 Prior the effectiveness of the contract, Party A shall have made full payment of the land transfer fee, land added fee, taxes and other related expenses. Should Party A fail to pay in full the abovementioned fees and expenses, Party B may terminate the contract unilaterally and Party A shall return in full the total amount paid by party B. If Party B pay the above-mentioned items for Party A, Party B is entitled to deduct the amount paid from the land transfer fee and charge Party A an overdue interest of 0.03% per day. Party A shall pay the remainder which has not been deducted.

                             Measurement of the land

Article 6  Within 61 days since the effectiveness of the Contract, Party A and
                  --
Party B can refer to the government measuring department to do the measuring and set the land boundary. If there is some deficiency between the actual construction area surveyed by the measuring department and the land size in this Contract, Party A and Party B shall count the deficiency in the rents which is set in this Contract within 7 days after finishing the measuring. Both sides shall set the written agreement as the Contract Appendix.

                 Delivery of plot, transfer of land using right

Article 7 Party B is the investor of the company intending to set up in Shanghai Waigaoqiao Free Trade Zone. Before the name of such company is checked and registered by the govenunent authority, the Lease Contract (and this Supplementary Articles) signed by Party B's legal representative or its authorized representative is binding on Party B until the name of such company is checked and registered by the government authority. The registered company continue to execute all the rights and liabilities of Party B under such land use right transfer contract. (and this Supplementary Articles).

Article 8 Party B may, within 90 days after settlement of the total transfer
                              --
fee, entrust Party A to go through procedures relevant with land use right transfer for "State-Owned Land Use Right Certificate".

Article 9 For the reason not due to Party B's fault, Party B cannot get the "State-Owned Land Use Right Certificate" and Party B is entitled to terminate the Contract unilaterally. Party A shall return all the already paid transfer fees to Party B as well as the interest within 30 days.
                                               --

Article 10 The delivery of the land in real sense should be subject to the "State-Owned Land Use Right Certificate".

Article 11 Party A shall, within 61 days after the Contract signing, have all the buildings and facilities on the land dismantled and moved. Water, power, natural gas and communication supply and sewage joint should be arranged with Shanghai Waigaoqiao Free Trade Zone temporary regulations on infrastructure facilities. The delivery is completed upon both parties signing on the delivery sheet. If Party A and Parry B fail to complete the delivery procedure, the delivery date will be the commencing date of Land Management Department Approval. If Party A fails to finish the above mentioned issues, Party A shall bear the responsibility of a breach of contract.

Article 12 In case of Party B going through application/approval procedure relevant to the investment on the land, Party A shall provide assistance. Party B shall bear all the fees hereafter.

                         Extension of the land use term

Article 13 Upon the expiration of the transfer period, should Party B wish to go on with the transfer, and the land use is still in line with the requirements for extension, Party B shall go through the relevant procedure set force in related regulations of the State. Party A shall provide the relevant assistance in it.

Article 14 Upon the expiration of the transfer period, Party B should not ask the payment or compensation for the building or facilities on the land, which will be transferred intact to the State.

Article 15 Party B shall, in accordance with the provisions formulated by the government, pay real estate bureau land use fee annually.

                          Take-back of land using right

Article 16 Party A or the State shall not withdraw wholly or partly the land using right during the transfer period. On some specific occasion such as for the benefit of the public and social welfare, the State is entitled to withdraw the land use right according to the related laws and regulations. In this case, Party B shall be compensated properly and fully.

Article 17 Party A shall give Party B 3 months' prior notice in writing, if the State asks for wholly or partly withdraw the land use right. The reasons for the withdrawal shall be explained in writing.

                               Breaching liability

Article 18 Party B shall give Party A 30 days' prior notice in writing, if Party B decides to terminate the Contract unilaterally. With Party A's consent, the Contract can be terminated thereafter. Party A will not return the down payment and other payments paid by Party B. In the case that the forfeited payment cannot make up the losses, Party A is entitled to claim Party B for the discrepancies.

Article 19 Should Party B fail to pay the transfer fee within the time stipulated in the contract, Party B shall pay Party A an overdue interest of 0.03% for each day from the date of the payment is due.

Article 20 For the reason due to Party A's fault and Party B cannot get the transferred land, Party A shall inform Party B in advance and return the payments paid by Party B. Party B is entitled to reserve the claim right.

                            Statement by both Parties

Article 21 Party A is entitled to get the complete approval and sign the Contract to transfer the land use right to Party B.

Article 22 Within 60 days after the effectiveness of the contract, should Party B decide not to participate in the transfer of the land under Plot F14-6 (area= 15083 sq., 50 years usage right), Party A is entitled to replace the land under Plot F14-5 in this contract by the land under Plot F14-6a. The total area of F14-6a and the related price as well as transfer conditions are the same with Plot 14-5 in this Contract. Both sides will fix another supplementary contract for it.

Article 23 All the information provided by Party A (or the agency) to Party B (or the agency) is complete and correct. Nothing important is omitted herein.

Article 24 The land transferred by Party A to Party B is not involved in any registration related to third Party's mortgage or guarantee, nor any proceedings or arbitration.

Article 25 Party B's possession, usage and income on the land should comply with the relevant state laws and regulations as well as the items of this Contract.

Article 26 The Contract will come to effectiveness upon the signature of both sides. Party A and Party B shall carry out the obligations and rights set in the Contract. Any unsettled issues in this Contract can be put into supplementary articles, which has the equal validity with this Contract.

                                 Force Majeure

Article 27 Force majeure here indicates fire, bombing, accident, typhoon, earthquake, pestilence and some occasion out of control or unexpected. Any Party shall spare no effort to minimize the influence if the force majeure occurred and notify other Party within 10 days after the situation back to normal.

Article 28 If the Contract could not be carried out due to force majeure, the breaching Party is free from any responsibility.

                            Disputes and arbitration

Article 29 While fulfilling the contract, any dispute raised shall be settled with negotiation by the two parties. Should negotiation be unsuccessful, the dispute shall be submitted to People's Court for settlement.

Article 30 The contract's setting, effectiveness, remark, carrying-out is subject to protection and management of the laws of P.R.C.

                              Language of contract

Article 31 This contract shall be written in Chinese and English, the two versions each in 6 copies and share the same validity. Each Party holds one copy for each version. Notarization office holds one copy for each version. Land management department holds one copy for each version. Others are for the government file.

                                   Appendixes

Article 32 The appendix of the contract share the same validity with the Contract.

Article 33 This contract will come into force with the signature/stamp of the legal representatives or authorized persons from the two parties as well as notarization of Shanghai Notarial Office. Notarization fee shall be equally born by the two parties.

Transferor (Party A): Shanghai Waigaoqiao Free Trade Zone 3U-Development Co.
                      Ltd.
Authorized representative:
Bank with which account is opened and Account No.: [Illegible]

Transferee (Party B):

Authorized representative: [Illegible]
Bank with which account is opened and Account No.:

              This contract is signed on April, 9 in Shanghai P.R.C

                                  ATTACHMENT A

                      Shanghai Municipality Waigaoqiao Free
                   Trade Zone Planning & Design Requirements

1.   Plot area:

11.  Planned purpose of usage: industrial, warehousing.

111. Volumetric (plot) ratio: not higher than 2.0.

1V.  Coverage ratio: not higher than 40%.

V. Requirement on landscaping control: landscaping ratio shall not be less than 28%, The green cover on the base shall not be less than 60CM. If not, the green cover could not be counted as the green area ratio.

VI.  Control requirements on boundary:

     (1)  underground structure:

     a.   retreat from the red line of the road for not less than 5 metres.

     b.   retreat from other borders of the Plot for not less than 4 metres;

     (2)  Surface structure:

     a.   retreat from the red line of the road:-

               (I) if the height of the building is < 18 metres, not less than 5 metres;
               (II) if the height of the building is 18M < H <= 32M, not less than 8 metres.
               (III) if the height of the building is 32M < H <= 70M, not less than 10M
               (IV) if the height of the building is >70M, not less than 15M.

     b. retreat from other borders of the Plot (excluding the enclosure wall, gate, guard-room)

          (i)  retreat from the longer side , 0.35H, not less than 6 metres;

          (ii) retreat from the shorter side, 0.20H, not less than 5 metres

     c. as for some specific area, the retreat shall apply with the specific details.

VII. Exit and entry points:

     (1) The internal road of F7,FI1,F12,FI4 shall be specified and file in Waigaoqiao Free Trade Zone Administrative Committee.

     (2) The exit for motor vehicles may only be located appointed metres away from and on the extension line of contact point of the turning curve of the red line of the road.
          Road width <=20M, the exit shall be more than 1.5 times of the road width
          Road width >=20M, the exit shall be 30M away.

     (3) Regulations on the width B of the side facing the street and the width b of the exit:
          B*=40M, b **= 4M;
          B*=60M, b **= 7M;
     B*=l00M, b **= 7M.; an additional vehicle exit may be added which shall not be wider than

     4M.
     (4) On the internal passage there could be over 1 vehicle exits for plot public use. The exits shall be 10M away from the public use passage. The width of the passage is <| 7M, road shoulder is <| 1M
     (5) The turning point radius inside the public use passage is <| 7M. the max vertical slope, small-sized car is >| 15%, big-sized truck is >| 10%
     (6) In the case that there is the parking lot underground, the exits shall apply with the following regulation:
          Total amount of the cars <=80, a double-line exit can be set; if two exits are necessary , the space n1 between shall be <| 15M.

VIII. Parking lots
(l) Motor vehicle lots shall be set for the non-industrial construction in the plot, the standard is as follows:
     Construction area A*=2000 m/2/, 1 parking lot / 250 m/2/ construction area 2000 m/2/*A*=5000 m/2/, 1 parking lot / 300 m/2/ construction area
     5000 m/2/*A, 1 parking lot / 350 m/2/ construction area not less than the former set.
(2)  Ground Parking regulations
     A. The ground parking area in the plot shall be proportionate. In the case that total amount of the parking <=80, the ground parking shall be not less than 10%; total amount of the parking >80, the 5% of the exceeding shall be parked on the ground.
     B. 50% of the ground parking lots shall be for the big-sized passenger bus. Each passenger bus shall be counted as two cars.
(3)  Non-motor vehicle parking lots set:
     Office and industrial construction: 1 1100 m/2/ construction area Warehousing construction: 0.5/100 m/2/ construction area

IX.  Loading and unloading berth
     Loading and unloading berth shall be counted with the actual usage character:
A. Warehousing construction: construction area A<=2000 m/2/, not less than 1 lot;
     2000 m/2/*A<=3000 m/2/, not less than 2 lots;
     3000 m/2/*A, 1 more lot with each increase of 3000 m/2/
B.   Industrial construction: 0.5 berth / 1000 m/2/ construction area
The loading/unloading berth shall have at least the following dimensions: overhead space: 4.5 metres, length: 12 metres, width: 4 metres. The length of berth for container truck shall be 18 metres plus loading space or platform of an area similar to the loading/unloading berth.

X. Requirements for construction unit shall comply with some national regulations as well as the follows:
     (1) The building area of non-manufacturing sector inside the Plot shall not exceed 15% of the total construction area;
     (2) In the case that the construction height over 24M, the rescue platform for fire-fighting shall be considered, which is not less than 1/3~1/4 of the construction circumference and the floor shall be hard and over 10M in wide.
     (3) Auxiliary utilities, such as the power distribution room, pressure adjusting room for gas and steam, instrument room, room for centralized heat (cool) facility and pumps shall not be erected as a separate structure independently;
     (4) The steps and walk way of buildings facing the street shall not exceed 1/3 of the retreating distance;

     (5) The roof board of under-ground structure that is along side with the street shall not be higher than the out-door horizon height mark;

     (6) If the base is to be enclosed, the side of the walls facing the street shall be fenced and its height shall not be higher than 1.5 metre.

XI. Any other specific requirements beyond this document shall be dealt with separately.

XII  Note:
(1) The design for some large-scaled construction for citizen use and the projects on main roads shall go to Administrative Committee approval for the rough design. The common project can directly go to the rough design according to the regulations and requirements without the approval of the Committee. The rough design shall get the confirmation from the department of fire-fighting, sanitary, environment human resource, water, power, natural gas, communication, sewage etc and then get the approval from the Committee and then go to the construction map design.
(2) The layout is of 1:500. The land size for specific use and the technology items shall be listed clearly.
(3)  The following materials are needed when handing in the rough design:
     A. Shanghai Waigaoqiao Free Trade Zone construction design application form
     B.   Feasibility Study and the approval for it (copy)
     C.   Land contract (copy) and the layout
     D.   State-owned land use right certificate and the layout(copy).
     E. Check and approval from the department of fire-fighting, environment, sanitary, human resource, transportation etc.
     F. Settlement of the water, power, natural gas, heating, communication and sewage.

Reference:
1.A. For the building height over 5.6M and there is no special requirements for the manufacturing technology. Volumetric (plot) ratio shall be counted with 2 storeies.
B. If the height between the inside floor and the outside over 1.2M, the counting of Volumetric (plot) ratio is necessary.
2. The construction height indicates the vertical height of the highest point of the building. (lightning conductor, pole, chimney excluded)
3. The inserting method shall be applied herewith.

                                           Shanghai Municipality Waigaoqiao Free
                                             Trade Zone Administration Committee

14 November 1997.

                                  ATTACHMENT B

                       SHANGHAI WAIGAOQIAO FREE TRADE ZONE
                       STATE-OWNED LAND USE REQUIREMENTS

According to the Provisional Regulations of the People's Republic of China concerning the Grant and Transfer of the State-owned Land Use Right in Urban Areas (the "Regulations"), the Measures of Shanghai Municipality for the Transfer of Land Use Rights for Consideration (the "Measures"), the Development Plan for Shanghai Waigaoqiao Free Trade Zone and the Contract for Granting STATE-OWNED Land Use Right of Land in Lots in Shanghai Waigaoqiao Free Trade Zone, the exercise of the land use rights in respect of the land with the
reference No.    within the Shanghai Waigaoqiao Free Trade Zone (the "Land")
             ---
shall conform to the following requirements:

1.   Basic Requirements
     ------------------
     (a) Party B may use the Land legally within the limit of the term set forth in the State-owned Land Use Certificate issued by the government. The ownership of the Land lot, the right to use which has been transferred, shall remain with the People's Republic of China. The State and the government shall by all means have such jurisdiction and administration powers as vested by law and such other rights execrable by the State as provided by the laws of the People's Republic of China as well as other powers and interests required for social public benefit. Underground resources, buried objects and municipal public utilities shall not be within the transfer scope in respect of the land use rights.
     (b) Except otherwise stated in the Land Use Right Transfer Contract of Shanghai Waigaoqiao Free Trade Zone (the "Transfer Contract"), the terms "transferee", "transferee party" or "land user" in the Regulations, Measures, Transfer Contract and Shanghai Waigaoqiao Free Trade Zone State-owned Land Use Requirements (the "Requirements") shall refer to the enterprise, other economic organization or individual whose name has been signed against the column of the "transferee"("Party B") of the Transfer Contract and shall also include any assignee or successor after the transfer or succession of the Land Use Right or the transfer of Land Use Right as a result of exercise of a mortgage.
     (c) The government reserves the right to adjust the municipal planning in respect of the Land. If the original land usage planning is modified, any existing buildings on the Land may remain without being affected, provided that, when any reconstruction is made within the usage term of the land or when renewal of the Land Use Right is applied for at the expiration of the term, the planning effective at that time must be conformed to. Party A shall not be liable for any compensation for any affection incurred by the transferee as a result of the modification to the planning.
     (d) All economic contracts, agreements, drawings and certificates concerning any re-transfer, mortgage of succession of the Land Use Right, any change to the ownership of buildings and [appurtenant facilities] or any business of lease of relevant property as well as other documents that must be registered according to other parties' opinion shall be registered with the Administration Commission of Shanghai Waigaogiao Free Trade Zone in accordance with the Regulations and the Measures.

2.   Planning and Designing Requirements
     -----------------------------------
     (a)  Planned usage: land used for industrial and warehousing purposes
     (b)  Land area:                       Square meters (subject to the actual
                    -----------------------
          area as measured and delimited)
     (c)  Construction Coverage: not exceeding   45    %
                                               --  ----
     (d)  Floor area ratio (volumetric ratio): not exceeding
                                                            ------
     (e)  Green area ratio: the area of the land used for planting not less than
            28    % of the site area.(excluding roof-top planting area or
          --  ----
          vertically planting area)
     (f) Parking lot, entry and exit location of the building, road red line for setback of construction and distance of the land boundaries as well as other planning and designing requirements shall be subject to the planning and designing requirements prepared under the supervision of the Administration Commission of Shanghai Waigaoqiao Free Trade Zone.

3.   Requirements on Administration of Municipal Construction
     --------------------------------------------------------
     (a) Requirements on the administration of urban construction concerning green area, municipal appearance, environmental protection, hygienic condition, fire protection, traffic management and designing and construction, etc. should conform to the relevant regulations of the State and Shanghai Municipality.
     (b) The embedding and laying of various pipelines, ducts and accesses across the green area and other areas which are necessary for public utility purposes, other than the Seven Utilities' Facilities approved by the government, shall be subject to Party B's consent.
     (c) Party B shall ensure that the government administration personnel, policemen, firemen and ambulance staff and their emergency equipment and vehicles can enter the site conveniently for rescue or official purposes.
     (d) Party B shall be liable for compensation for losses incurred by the State or adjacent entities from damage or destruction to surroundings or facilities as a result of Parry B's activities on the Land.

4.   Requirements on Administration of Construction
     (a)  Party B shall complete the construction workload with the ground
          construction area not less than     % of the total proposed
                                          ---
          construction area before                   .
                                   ------------------
     (b) Should Party B fails to complete the construction as required above, Party B shall apply to the Administration Commission of Shanghai Waigaoqiao Free Trade Zone for extension of the construction period at least 6 months prior to the expiration of the construction period set forth above, but the extension period shall not exceed 1 year. Punishment for extension of construction shall be dealt with according to the relevant regulations of the State.
     (c) Party B may not excavate, remove or dig any land other than the Land in the usage scope without proper permission. If temporary occupancy of land or road out of the usage scope is needed, the approval by Party A and other departments in charge shall be obtained and the necessary fees shall be paid.

5.   Delimitation
     ------------
     (a) After the execution of the Transfer Contract, Party B, together with Party A and the land administration authority, shall verify the location of the coordinates corners as indicated on the map of land usage scope and verify and confirm the area. Both Parties shall sign for confirmation of the red line map of the land marked with the coordinates of the corners.
     (b) Party B shall entrust land administration authority of the government to stake at the corners of the land according to the coordinates of the corners marked on the reap of the land usage scope. Party B shall take efficient measures to ensure the stakes not to be removed or damaged. If the stakes are removed or damaged within the land use tem, Party B shall submit a written report to the Administration Commission of Shanghai Waigaoqiao Free Zone immediately to apply for re-measurement and re-staking.
          Until delimitation of the Land and obtaining the Project Construction Planning Permission, Party B shall not proceed with any construction on the land.
          It shall be charged with unlawful occupancy and use of State-owned land for violation of the above provision.
     (c) Party B shall be liable for the expenses incurred in the re-measurement and re-staking due to loss, damage or removal of the stakes.

6.   Municipal Infrastructure Facilities Requirements
     (a) While the building project is being constructed on the land, Party B or the project construction unit entrusted by party B shall be responsible for repairing or relaying open ditches; water canals, cables and other utility pipes and construction located in adjacent land which have been damaged due to the construction on the land and shall be responsible for relevant expenses.
     (b) Within the land use term, Party B shall properly protect public utilities across the land and avoid any damage thereto; otherwise, Party B shall be responsible for all of the expenses incurred for the repair of the same.
     (c) The common accesses and public facilities shared by the Land and adjacent lands shall be erected and managed by the transferees of all the lands on a joint basis and the expenses concerned shall also shared by them.

7.   Requirements on Building Maintenance, Repair, Alteration and Reconstruction
     ---------------------------------------------------------------------------
     (a) Within the land use term, if any building or a part there of requires demolition or is damaged due to unexpected events, Party B shall replace the same with a building corresponding to the original construction area and value and in conformity with the planned usage requirements. The reconstruction plan shall be applied to the Administration Commission of Shanghai Waigogiao Free Trade Zone as soon as possible before demolition and after damage and construction shall be commenced and completed in time.
     (b) Within the Land use term, Party B shall ensure that all buildings and other facilities on the land which have already been built and are constructed at any time are in good and usable condition and assume all necessary expenses. Cleaning or outside enclosure and assume all necessary expenses. Cleaning or outside enclosure walls and the appearance of the buildings shall be subject to the relevant regulations of the Waigaoqiao Free Trade Zone.

[GRAPHIC]

----------------------------------
[Illegible] [Illegible] [Illegible]
----------------------------------
  BC11       13161,068    9827,595
----------------------------------
  MC11       13141,988    9826,272
----------------------------------
  EC11       13127,557    9838,824
----------------------------------
  BC12       13046,412   10001,614
----------------------------------
  MC12       13045,063   10020,653
----------------------------------
  EC12       13057,541   10035,095
----------------------------------
  BC13       13421,194   10218,247
----------------------------------
  MC13       13445,833   10220,839
----------------------------------
  EC13       13466,015   10206,469
----------------------------------
  BC14       13564,316   10059,749
----------------------------------
  MC14       13567,710   10039,421
----------------------------------
  EC14       13554,683   10023,451
----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------
[Illegible]   110704.1M/2/
----------------------------------

[Illegible]                    F14
----------------------------------
[Illegible]                 1:1000
----------------------------------
[Illegible]             2000.11.08
----------------------------------
[Illegible]
----------------------------------

[GRAPHIC]

----------------------------------
[Illegible] [Illegible] [Illegible]
----------------------------------
  BC11       13161,068    9827,595
----------------------------------
  MC11       13141,988    9826,272
----------------------------------
  EC11       13127,557    9838,824
----------------------------------
  BC12       13046,412   10001,614
----------------------------------
  HC12       13045,412   10020,653
----------------------------------
  EC12       13057,541   10035,095
----------------------------------
  BC13       13421,194   10218,247
----------------------------------
  MC13       13445,833   10220,839
----------------------------------
  EC13       13466,015   10206,469
----------------------------------
  BC14       13564,316   10059,749
----------------------------------
  MC14       13567,710   10039,421
----------------------------------
  EC14       13554,683   10023,451
----------------------------------

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[Illegible]   110704.1M/2/
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[Illegible]                    F14
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[Illegible]                 1:1000
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[Illegible]             2000.11.08
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[Illegible]
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